CONTACT:          David Chess, MD
                  Chief Executive Officer
                  (203) 925-9600



     HC INNOVATIONS ANTICIPATES 2007 REVENUE TO DOUBLE REVENUE REPORTED FOR
                         2006 AND ISSUES 2008 GUIDANCE

   --2007 REVENUE ANTICIPATED TO EXCEED $12.5 MILLION; 2008 COULD POTENTIALLY
                              EXCEED $25 MILLION--

   --COMPANY SIGNIFICANTLY EXPANDS MARKET SHARE THROUGH SIGNED CONTRACTS WITH
                         LEADING HEALTHCARE PROVIDERS--

SHELTON, Conn.--(BUSINESS WIRE)--HC Innovations, Inc. (OTCBB: HCNV, HTTP://WWW.HCINNOVATIONSINC.COM), a specialty care management company providing high-touch services to patients with complex medical needs, while producing cost savings for HMOs, nursing homes, and insurance companies, reports preliminary financial results for its 2007 fourth quarter and year-end. The Company also anticipates that revenue for 2008 could potentially exceed $25 million with its current contracted book of business. The Company plans to file its complete Form 10-KSB for the year ended December 31, 2007 with the Securities and Exchange Commission within the prescribed time allowed for such filings.

PRELIMINARY  EXPECTATIONS  FOR THE  FOURTH  QUARTER  AND  2007  YEAR-END  ARE AS
FOLLOWS:

o Revenue for the fourth quarter is expected to range between $4.4 million and $4.6 million, representing at least a 140% increase from the comparable quarter in 2006

o Revenue for the full year is expected to range between $12.7 million and $12.9 million, representing at least a 100% increase from 2006 revenue

o As of the 4th quarter of 2007, the Company's contracted run rate is annualized at over $18 million, and the company expects that its revenue growth in 2008 will be consistent with its historical aggressive growth pattern.

o The Company anticipates it will continue to report losses as it continues its rapid growth strategy

HIGHLIGHTS FOR THE YEAR-END THAT HELPED DRIVE THE COMPANY'S INCREASED REVENUES:

o    Expansion of current care programs in existing and new markets

o Increased patient-base covered by HealthSpring through acceptance of Easy Care(TM) and NP Care (TM) programs

o    Expanding market share in New Jersey through a contract with Aetna

o Rapid patient expansion through contract with HIP to integrate EasyCare(TM) and Quality of Life Care(TM) programs within their coverage base

o Major contracts signed with industry leaders, including HIP, Alere Medical, and McKesson

o    Strengthened management team with industry veterans

MANAGEMENT COMMENT:
"We believe that 2007 was a break-out year for the Company that resulted in unprecedented growth," commented Dr. David Chess, Chairman and Chief Executive Officer. "Our innovative programs for patient care management have received market acceptance in the medical community and are being welcomed by leading healthcare providers across the country. It is encouraging to see that the investment we made in our operational infrastructure is paying off and driving growth in the number of patients that we impact. I am confident that the initiatives we undertook in 2007 to receive significant contracts, and the expansion into new markets, will significantly contribute to our 2008 revenue. With our unified service model demonstrating measurable results for insurance providers, we also anticipate accelerated business growth in the coming year. We look forward to moving ahead with our programs, reducing or eliminating our losses, providing much needed services to patients, and hopefully producing a favorable ROI to our customers and shareholders."

ABOUT HC INNOVATIONS, INC.
HC Innovations is the holding company for Enhanced Care Initiatives (ECI), which provides complex care management services for medically unstable, complex patients. These services are performed through a program of 24/7 clinical support and intensive interventions based on care plans guided by a proprietary electronic health record (EHR) system. HCI's corporate strategy is to care for the most costly and needy patients in order to reduce clinical morbidity, prevent unnecessary hospitalizations, increase quality of life and create cost savings. The Company targets its offering to HMOs, other risk-bearing managed care organizations, state Medicaid departments, and as an on-site subcontractor for disease management companies.

The Company's services are offered through three programs: Easy Care(TM), NP Care(TM), and Quality of Life Care(TM). All of its hands-on operations have the ability to drive down medical costs while improving the quality of life, health and experience for participating members. This holistic approach focuses on the entire patient, not just health conditions. ECI programs provide complex interventions, utilizing specialized training of nurses and nurse practitioners along with proprietary software and integration capabilities. For more information, visit HTTP://WWW.HCINNOVATIONSINC.COM.


SAFE HARBOR ACT DISCLAIMER NOTICE
"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN OR IMPLIED BY FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE THE COMPANY'S ENTRY INTO NEW COMMERCIAL BUSINESSES, THE RISK OF OBTAINING FINANCING, RECRUITING AND RETAINING QUALIFIED PERSONNEL, AND OTHER RISKS DESCRIBED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS. THE FORWARD LOOKING
STATEMENTS IN THIS PRESS RELEASE SPEAK ONLY AS OF THE DATE HEREOF, AND THE COMPANY DISCLAIMS ANY OBLIGATION TO PROVIDE UPDATES, REVISIONS OR AMENDMENTS TO ANY FORWARD-LOOKING STATEMENT TO REFLECT CHANGES IN THE COMPANY'S EXPECTATIONS OR FUTURE EVENTS.